EXHIBIT 10.2

EXECUTION

AMENDMENT NO. 1 TO SENIOR SUBORDINATED LOAN AGREEMENT

THIS AMENDMENT NO. 1 dated as of June 29, 2012 (this “Amendment No. 1”) to that certain Senior Subordinated Loan Agreement referred to below is entered into by and among Dynamics Research Corporation, a Massachusetts corporation (the “Borrower”), the Guarantors, Ares Mezzanine Partners, L.P. (the “Lead Investor”) and each of the other Lenders from time to time party thereto.

STATEMENT OF PURPOSE

The Borrower is a party to that certain Senior Subordinated Loan Agreement, dated as of June 30, 2011, by and among the Borrower, each financial institution party thereto as a lender (collectively, the “Lenders” and, each individually, a “Lender”) and the Lead Investor (as amended, restated, supplemented or modified, the “Loan Agreement”).

The Borrower now requests that the Loan Agreement be amended in order to grant certain accommodations to and for the benefit of the Borrower, all as more particularly described herein.

Subject to the terms and conditions of this Amendment No. 1, the Required Lenders have agreed to grant such requests of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                      Capitalized Terms.  All capitalized undefined terms used in this Amendment No. 1 (including, without limitation, in the Statement of Purpose hereto) shall have the meanings assigned thereto in the Loan Agreement.  This Amendment No. 1 shall be a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents.

SECTION 2.                      Amendments.  The parties hereto hereby agree that as of the Amendment No. 1 Effective Date (as defined below):

(a)           Section 1.01 of the Loan Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

“ESPP Rescission Offer” means the Borrower’s offer to repurchase from certain of its employees up to 148,644 shares of the Borrower’s common stock which were sold to such employees during the period from July 31, 2007 to May 31, 2011 pursuant to the Borrower’s 2000 Employee Stock Purchase Plan, it being understood and agreed that (a) the total aggregate consideration to be paid by the Borrower in connection with such offer shall not exceed $1,500,000, and (b) such offer shall be made only to individuals who purchased shares of the Borrower’s common stock pursuant to the Borrower’s 2000 Employee Stock Purchase Plan that are not currently registered under one or more applicable securities laws.

(b)           Section 1.01 of the Loan Agreement is hereby amended by deleting clause (g) of the definition of “Indebtedness” and replacing it with the following:

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other

Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided that any such obligations of the Borrower shall not constitute “Indebtedness” hereunder if arising solely from (i) the ESPP Rescission Offer or (ii) any deemed distributions in respect of cashless net exercises of options or warrants to purchase shares of the Borrower’s common stock; and

(c)           Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Restricted Payment” in its entirety and replacing it with the following:

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof); provided that no distribution made by the Borrower in connection with the ESPP Rescission Offer shall constitute a “Restricted Payment” hereunder.

(d)           Section 7.06 of the Loan Agreement is hereby amended by deleting the “and” following subsection (c) thereof, replacing the period at the end of subsection (d) thereof with “; and” and adding the following subsection (e) thereto:

(e)           the Borrower may make deemed distributions in respect of cashless net exercises of options or warrants to purchase shares of the Borrower’s common stock.

SECTION 3.                      Conditions Precedent to Effectiveness.

(a)           This Amendment No. 1 shall be effective upon the satisfaction of each of the following conditions (the date of such satisfaction, the “Amendment No. 1 Effective Date”):

(i)           Executed Amendment. The Lead Investor shall have received counterparts of this Amendment No. 1 executed by the Borrower, the Guarantors and the Required Lenders.

(ii)           Amendment to Senior Credit Agreement.  Contemporaneously with the effectiveness of this Amendment No. 1, the Borrower, the Guarantors, the Senior Agent, and the Senior Lenders shall have entered into an amendment to the Senior Credit Agreement (the “Senior Amendment”) on terms substantially similar to those of this Amendment No. 1 in form and substance satisfactory to the Lead Investor.

(iii)           Other Closing Documents.  The Lead Investor shall have received such other instruments, documents and certificates as the Lead Investor shall reasonably request in connection with the execution of this Amendment No. 1.

(iv)           Payment of Fees and Expenses.  The Borrower shall have paid all out-of-pocket expenses incurred by the Lead Investor (including the fees, charges and disbursements of counsel for the Lead Investor) with respect to this Amendment No. 1.

(b)             For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment No. 1 shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Lead Investor shall have received notice from such Lender prior to the proposed Amendment No. 1 Effective Date specifying its objection thereto.

SECTION 4.                      Effect of the Agreement.  Except as expressly provided herein, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect.  Except as expressly set forth herein, this Amendment No. 1 shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Loan Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and any other Lender, on the other hand.  References in the Loan Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.

SECTION 5.                      Representations and Warranties.  By its execution hereof, each Loan Party hereby represents and warrants as follows:

(a)           such Loan Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment No. 1 and each other document executed in connection herewith to which it is a party in accordance with their respective terms;

(b)           this Amendment No. 1 and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies;

(c)           each representation and warranty contained in the Loan Agreement and the other Loan Documents is true, correct and complete in all material respects as of the Amendment No. 1 Effective Date as if fully set forth herein, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true, correct and complete in all material respects as of such earlier date; provided that any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects as of the applicable date; and

(d)           no Default has occurred and is continuing as of the Amendment No. 1 Effective Date or would result after giving effect to the transactions contemplated by this Amendment No. 1.

SECTION 6.                      Reaffirmation, Ratification and Acknowledgment.  Each Loan Party (a) agrees that the transactions contemplated by this Amendment No. 1 shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Guaranty, the Subordination Agreement and each other Loan Document to which it is a party, (b) confirms and reaffirms its obligations under the the Guaranty, the Subordination Agreement and each other Loan Document to which it is a party and (c) agrees that the the Guaranty, the Subordination Agreement and each other Loan Document to which it is a party remain in full force and effect and are hereby ratified and confirmed.

SECTION 7.                      Miscellaneous.

(a)           Counterparts.  This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

(b)           Governing Law.  This Amendment No. 1, unless otherwise expressly set forth herein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.

(c)           Electronic Transmission.  A facsimile, telecopy or other reproduction of this Amendment No. 1 may be executed by one or more parties hereto, and an executed copy of this Amendment No. 1 may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Amendment No. 1 as well as any facsimile, telecopy or other reproduction hereof.

(d)           Entire Agreement. This Amendment No. 1 is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

(e)           Successors and Assigns.  This Amendment No. 1 shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

DYNAMICS RESEARCH CORPORATION,
as Borrower

By:	/s/ Richard A. Covel
Name:	Richard A. Covel
Title:	VP, Secretary and General Counsel

Amendment No. 1
to
Dynamics Research Corporation Senior Subordinated Loan Agreement

GUARANTORS:

DRC INTERNATIONAL CORPORATION

By:	/s/ Richard A. Covel
Name:	Richard A. Covel
Title:	Secretary

H.J. FORD ASSOCIATES, INC.

By:	/s/ Richard A. Covel
Name:	Richard A. Covel
Title:	VP and Secretary

KADIX SYSTEMS, LLC

By:	/s/ Richard A. Covel
Name:	Richard A. Covel
Title:	VP, Secretary and Asst. Treasurer

HIGH PERFORMANCE TECHNOLOGIES, INC.

By:	/s/ Richard A. Covel
Name:	Richard A. Covel
Title:	Secretary

Amendment No. 1
to
Dynamics Research Corporation Senior Subordinated Loan Agreement

ARES MEZZANINE PARTNERS, L.P.

By: ARES MEZZANINE PARTNERS GP, L.P.,
its general partner

By: ARES MEZZANINE MANAGEMENT LLC,
its general partner

By:	/s/ Mitchell Goldstein
Name:	Mitchell Goldstein
Title:	Authorized Signatory

Amendment No. 1
to
Dynamics Research Corporation Senior Subordinated Loan Agreement

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

By: Partners Group (USA) Inc., as investment manager

By: Partners Group (Guernsey) Limited under power of attorney

By:	/s/ Daniel Stopher
Name:	Daniel Stopher
Title:	Director

By:	/s/ Neil Hartley
Name:	Neil Hartley
Title:	Authorized Signatory

Amendment No. 1
to
Dynamics Research Corporation Senior Subordinated Loan Agreement